As filed with the Securities and Exchange Commission on November 13, 2012 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Optimer Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0830300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hudson Street
Suite 3501
Jersey City, NJ 07302

(Address of Principal Executive Offices)

2012 Equity Incentive Plan

(Full title of the plan)

Pedro Lichtinger

President and Chief Executive Officer
Optimer Pharmaceuticals, Inc.
101 Hudson Street
Suite 3501
Jersey City, NJ 07302
(201) 333-8819

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt M. Hartman General Counsel, Chief Compliance Officer and Senior Vice President Optimer Pharmaceuticals, Inc. 101 Hudson Street, Suite 3501 Jersey City, NJ 07302 (201) 333-8819	Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001)	300,000 shares	(3)	$9.12	$2,736,000	$374

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock (the “Common Stock”) of Optimer Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the Registrant’s 2012 Equity Incentive Plan, as amended (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock.

(2)                                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on November 8, 2012, as reported on the NASDAQ Global Select Market.

(3)                                 Represents 300,000 additional shares of Common Stock available for issuance under the 2012 Plan.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act, to register 300,000 additional shares of its Common Stock, issuable pursuant to the 2012 Plan.

The additional 300,000 shares of Common Stock available for issuance under the 2012 Plan being registered on this Registration Statement are to be used exclusively for the grant of awards (“Inducement Awards”) to individuals not previously an employee or non-employee director of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individual’s entering into employment with the Registrant within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The 2012 Plan was amended by the Compensation, Nominating and Corporate Governance Committee of the Board of Directors of the Registrant to provide for Inducement Awards without stockholder approval pursuant to Rule 5635(c)(4).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-181733

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2012 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 29, 2012 (File No. 333-181733).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement referenced above.

Item 8.   Exhibits.

Exhibit Number	Description of Document

4.1(1)	Registrant’s Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.
4.3(3)	Registrant’s Amended and Restated Bylaws.
4.2(4)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(5)	Registrant’s 2012 Equity Incentive Plan, as amended.
99.2(6)	Form of Stock Option Grant Notice and Option Agreement for the 2012 Equity Incentive Plan.
99.3(6)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.
99.4(6)	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.

(1)	Filed with Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007.
(2)	Filed with Registrant’s Current Report on Form 8-K on May 10, 2012.
(3)	Filed with Registrant’s Current Report on Form 8-K on September 18, 2007.
(4)	Filed with Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007.
(5)	Filed with Registrant’s Current Report on Form 8-K on November 7, 2012.
(6)	Filed with Registrant’s Registration Statement on Form S-8 on May 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on the 13th day of November, 2012.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ Pedro Lichtinger
Pedro Lichtinger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pedro Lichtinger and Stephen Webster, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Lichtinger	President, Chief Executive Officer and Director	November 13, 2012
Pedro Lichtinger	(Principal Executive Officer)

/s/ Stephen Webster	Chief Financial Officer and Senior Vice	November 13, 2012
Stephen Webster	President, Finance (Principal Accounting and
Financial Officer)

/s/ Henry A. McKinnell	Chairman	November 13, 2012
Henry A. McKinnell

/s/ Anthony E. Altig	Director	November 13, 2012
Anthony E. Altig

/s/ Mark Auerbach	Director	November 13, 2012
Mark Auerbach

/s/ Joseph Y. Chang	Director	November 13, 2012
Joseph Y. Chang

/s/ Michael N. Chang	Director	November 13, 2012
Michael N. Chang

/s/ Peter E. Grebow	Director	November13, 2012
Peter E. Grebow

/s/ Stephen L. Newman	Director	November 13, 2012
Stephen L. Newman

/s/ Robert L. Zerbe	Director	November 13, 2012
Robert L. Zerbe

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1(1)	Registrant’s Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.
4.3(3)	Registrant’s Amended and Restated Bylaws.
4.2(4)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(5)	Optimer Pharmaceuticals, Inc. 2012 Equity Incentive Plan, as amended.
99.2(6)	Form of Stock Option Grant Notice and Option Agreement for the 2012 Equity Incentive Plan.
99.3(6)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.
99.4(6)	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.

(1)	Filed with Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007.
(2)	Filed with Registrant’s Current Report on Form 8-K on May 10, 2012.
(3)	Filed with Registrant’s Current Report on Form 8-K on September 18, 2007.
(4)	Filed with Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007.
(5)	Filed with Registrant’s Current Report on Form 8-K on November 7, 2012.
(6)	Filed with Registrant’s Registration Statement on Form S-8 on May 29, 2012.